EXHIBIT 23.01


                  Consent of Independent Certified Public Accountants
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The Board of Directors
Aetna Life and Casualty Company:

We consent to the incorporation by reference in the registration statements of Travelers Group Inc. on:


o  Form S-3    Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101,
               33-52281, 33-54093, 33-62903 and 33-63663;

o  Form S-8    Nos. 33-32130, 33-43997, 33-59524, 33-37399, 33-7665,
               33-28110, 33-43883, 33-21099, 33-29711, 33-47437, 33-39025,
               33-40469, 33-38109, 33-50206, 33-39985, 33-51769, 33-51783,
               33-52029 and 33-64985; and

o  Form S-4    Nos. 33-37089, 33-25532 and 33-51201

of our report dated February 28, 1996, with respect to the combined balance sheets of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries as of December 31, 1995 and 1994, and the related combined statements of income, shareholder's equity, and cash flows for the years then ended, which report appears in the Current Report on Form 8-K of Travelers Group Inc. dated April 2, 1996.


                                             /S/ KPMG Peat Marwick LLP


Hartford, Connecticut
April 10, 1996